AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2010

                                                   REGISTRATION NO. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            EZCHIP SEMICONDUCTOR LTD.
             (Exact name of registrant as specified in its charter)

               ISRAEL                                NOT APPLICABLE
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                                1 HATAMAR STREET
                                   PO BOX 527
                              YOKNEAM 20692, ISRAEL
               (Address of Principal Executive Offices) (Zip Code)

                 2003 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
                     (F/K/A 2003 ISRAELI SHARE OPTION PLAN)
                            (Full title of the plan)

                              PUGLISI & ASSOCIATES
                          850 LIBRARY AVENUE, SUITE 204
                                  P.O. BOX 885
                             NEWARK, DELAWARE 19715
                     (Name and address of agent for service)

                               TEL. (302) 738-6680
          (Telephone number, including area code, of agent for service)

                                   Copies to:

         AARON M. LAMPERT, ADV.                    STEVEN J. GLUSBAND, ESQ.
         TUVIA J. GEFFEN, ADV.                   CARTER LEDYARD & MILBURN LLP
        NASCHITZ, BRANDES & CO.                         2 WALL STREET
             5 TUVAL STREET                           NEW YORK, NY 10005
         TEL-AVIV 67897, ISRAEL                       TEL: 212-238-8605
          TEL: 972 3-623-5000                         FAX: 212-732-3232
          FAX: 972 3-623-5005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

     Large Accelerated filer [_]            Accelerated filer [X]

     Non-accelerated filer [_]              Smaller Reporting Company [_]

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED MAXIMUM         PROPOSED
TITLE OF SECURITIES TO BE            AMOUNT TO BE       OFFERING PRICE     MAXIMUM AGGREGATE     AMOUNT OF
REGISTERED                          REGISTERED (1)        PER SHARE          OFFERING PRICE  REGISTRATION FEE (2)
------------------------------      ------------         ------------         ------------      ------------
Ordinary Shares, par value
NIS 0.02 per share                     1,154,584(3)      $      12.51(4)      $ 14,443,846      $      1,030

Ordinary Shares, par value
NIS 0.02 per share                        90,992(5)      $      12.51(4)      $  1,138,310      $         81

Ordinary Shares, par value
NIS 0.02 per share                       392,640(6)      $      16.28(7)      $  6,392,179      $        456

Ordinary Shares, par value
NIS 0.02 per share                         6,500(6)      $      13.45(7)      $     87,425      $          6

Ordinary Shares, par value
NIS 0.02 per share                        99,640(6)      $      11.31(7)      $  1,126,928      $         80

Ordinary Shares, par value
NIS 0.02 per share                         8,500(6)      $      11.97(7)      $    101,745      $          7

Total                                  1,752,856                  N/A         $ 23,290,433      $      1,661

     (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant's ordinary shares, par value NIS
          0.02 per share (the "Ordinary Shares") that may be offered or issued pursuant to the Registrant's 2003 Amended and Restated Equity Incentive Plan (the "2003 Incentive Plan") by reason of stock splits, stock dividends or similar transactions.

     (2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by .0000713.

     (3) Issuable under options and restricted stock units ("RSUs") that may be granted in the future under the Registrant's 2003 Incentive Plan.

     (4) Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices ($12.76 and $12.26) of the Ordinary Shares, as quoted on the NASDAQ Global Market on January 8, 2010.

     (5) Issuable under RSUs previously granted under the Registrant's 2003 Incentive Plan.

     (6) Issuable under options previously granted under the Registrant's 2003 Incentive Plan.

     (7) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the respective option grant.

                             ----------------------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

                                EXPLANATORY NOTE

     The purpose of this Registration Statement on Form S-8 is to register an additional 1,752,856 Ordinary Shares for issuance under the Registrant's 2003 Amended and Restated Equity Incentive Plan (f/k/a 2003 Israeli Share Option
Plan). In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-134593), filed with the Securities and Exchange Commission (the "Commission") on May 31, 2006, as amended on September 5, 2008, as supplemented by the Registrant's Registration Statement on Form S-8 filed with the Commission on January 30, 2008, as amended on September 5, 2008, is incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

ITEM 8.  EXHIBITS.

     4.1      Memorandum of Association of the Registrant (1)

     4.2      Amended and Restated Articles of Association of the Registrant (2)

     4.3      Certificate of Name Change of the Registrant (translated from
              Hebrew) (3)

     4.4      2003 Amended and Restated Equity Incentive Plan (4)

     5        Opinion of Naschitz, Brandes & Co., Advocates

     23.1     Consent of Naschitz, Brandes & Co., Advocates (contained in
              Exhibit 5)

     23.2 Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

     24       Power of Attorney (included as part of this Registration
              Statement)

     ---------------------

     (1) Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, registration number 33-52676, filed with the Commission, and incorporated herein by reference.

     (2) Filed as Exhibit 1.2 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2007, and incorporated herein by reference.

     (3) Filed as Exhibit 1.3 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Commission on March 30, 2009, and incorporated herein by reference.

     (4) Filed as Exhibit 4.2 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Commission on March 30, 2007, and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yokneam, Israel on January 14, 2010.


                                                     EZCHIP SEMICONDUCTOR LTD.

                                                     By: /s/ Eli Fruchter
                                                     --------------------
                                                     Eli Fruchter
                                                     Principal Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eli Fruchter and Dror Israel and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of EZchip Semiconductor Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 14, 2010, by the following persons in the capacities indicated.

SIGNATURE                         TITLE

/s/ Benny Hanigal                 Chairman of the Board of Directors
--------------------
Benny Hanigal

/s/ Eli Fruchter                  Principal Executive Officer and Director
--------------------
Eli Fruchter


/s/ Dror Israel                   Chief Accounting and Financial Officer
--------------------
Dror Israel


/s/ Prof. Ran Giladi              Director
--------------------
Prof. Ran Giladi


/s/ Karen Sarid                   Director
--------------------
Karen Sarid


/s/ Shai Saul                     Director
--------------------
Shai Saul

/s/ David Schlachet               Director
--------------------
David Schlachet


Puglisi & Associates              Authorized Representative in the United States

By: /s/ Gregory F. Lavelle
--------------------------
Gregory F. Lavelle
Managing Director